Exhibit 99.1

NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES EARLY RESULTS OF

CASH TENDER OFFERS AND

INCREASE IN MAXIMUM TENDER AMOUNT

SPRING, Texas – December 7, 2021...Southwestern Energy Company (NYSE: SWN) (the “Company”) today announced the early results of its previously announced cash tender offers (the “Tender Offers”) to purchase for cash up to $250,000,000 aggregate principal amount (the “Maximum Tender Amount”) of its 4.95% Senior Notes due 2025 (the “2025 Notes”) and its 7.75% Senior Notes due 2027 (the “2027 Notes” and, together with the 2025 Notes, the “Notes”), subject to the terms and conditions described in the Company’s Offer to Purchase dated November 23, 2021 (the “Offer to Purchase”).

In addition, the Company announced an increase in the Maximum Tender Amount from $250,000,000 to $300,000,000. The other terms of the Tender Offers, including the proration provisions, the acceptance priority levels and the sub cap for the 2027 Notes, as described in the Offer to Purchase, are unchanged.

According to information received from Global Bondholder Services Corporation (“GBSC”), the Tender Agent and Information Agent for the Tender Offers, as of 5:00 p.m., New York City Time, on November 7, 2021 (the “Early Tender Time”), the Company had received validly tendered (and not validly withdrawn), Notes as set forth in the table below.

Title of Notes	CUSIP Number /ISIN	Aggregate Principal Amount Outstanding (U.S. $)	Principal Amount Tendered (U.S. $)	Principal Amount Accepted (U.S. $)	Acceptance Priority Level	Total Consideration per U.S. $1,000 Principal Amount of Notes (U.S. $)(1)(2)
4.95% Senior Notes due 2025(3)	845467AM3	$689,454,000	$400,795,000	$300,000,000	1	$1,105
7.75% Senior Notes due 2027	845467AN9	$440,007,000	$309,681,000	$0	2	$1,090

(1)	Does not include accrued interest, which will also be payable as provided in the Offer to Purchase.
(2)	Includes the Early Tender Premium.
(3)

On April 7, 2020, S&P downgraded the Company’s bond rating to BB-, which had the effect of increasing the interest rate on the 2025 Notes to 6.45% following the July 23, 2020 interest payment date. The first coupon payment to the holders of the 2025 Notes at the higher interest rate was paid in January 2021. Following the closing of the Indigo Merger (as defined below), S&P upgraded the Company’s bond rating to BB, which had the effect of decreasing the interest rate on the 2025 Notes to 6.20%, beginning with coupon payments paid after January 2022. On November 4, 2021 S&P placed the Company on CreditWatch Positive for an upgrade to BB+ upon closing of the GEPH merger, assuming no changes to their assumptions. This ratings upgrade, if received, would result in a further reduction on the interest rate on the 2025 Notes to 5.95% beginning with coupon payments paid after January 2022.

Because the increased Maximum Tender Amount is exceeded by the aggregate principal amount of 2025 Notes tendered in the Tender Offers, the Company will not purchase any tendered 2027 Notes. In addition, all of the 2025 Notes validly tendered at or prior to 5:00 p.m., New York Time, December 29, 2021 (the “Expiration Date”), including the 2025 Notes tendered as of the Early Tender Time and any additional 2025 Notes validly tendered following the Early Tender Time, will be subject to proration based on the total principal amount of 2025 Notes validly tendered at or prior to the Expiration Date.

RBC Capital Markets, LLC and Wells Fargo Securities, LLC are the Lead Dealer Managers in the Tender Offers and BofA Securities, Inc., Citigroup Global Markets Inc., Mizuho Securities USA LLC and MUFG Securities Americas Inc. are Co-Dealer Managers in the Tender Offers. Global Bondholder Services Corporation has been retained to serve as the Tender Agent and Information Agent for the Tender Offers. Persons with questions regarding the Tender Offers should contact RBC Capital Markets, LLC at (toll free) (877) 381-2099 or (collect) (212) 618-7843 and Wells Fargo Securities, LLC at (toll free) (866) 309-6316 or (collect) (704) 410-4756. Requests for the Offer to Purchase should be directed to Global Bondholder Services Corporation at (toll free) (866) 807-2200 or by email to contact@gbsc-usa.com.

None of the Company, the Dealer Managers, the Tender and Information Agent, the trustees or any of their respective affiliates (x) makes any recommendation that holders of Notes tender or refrain from tendering all or any portion of the principal amount of their Notes, and no one has been authorized by any of them to make such a recommendation or (y) except as expressly set forth herein with respect to the Company, the Dealer Managers, the Tender and Information Agent or any of their respective affiliates, makes any representations or warranties. The trustees do not assume any responsibility for the accuracy or completeness of the information concerning the Company, its affiliates or the Notes contained herein or any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of that information. Holders of Notes must make their own decision as to whether to tender their Notes, and, if so, the principal amount of Notes as to which action is to be taken.

This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Tender Offers and the related consent solicitation are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Company by the Dealer Managers (as defined in the Offer to Purchase), or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Southwestern Energy

Southwestern Energy Company is a leading U.S. producer of natural gas and natural gas liquids focused on responsibly developing large-scale energy assets in the nation’s most prolific shale gas basins. SWN’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its scale, financial strength and operational execution.

Investor Contact

Brittany Raiford

Director, Investor Relations

(832) 796-7906

brittany_raiford@swn.com

Forward-Looking Statements

Certain statements and information in this news release may constitute “forward-looking statements.” Forward-looking statements relate to future events, including, but not limited to the Tender Offers and the related consent solicitation. The words “believe,” “expect,” “anticipate,” “plan,” “predict,” “intend,” “seek,” “foresee,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “project,” “potential,” “may,” “will,” “likely,” “guidance,” “goal,” “model,” “target,” “budget” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, Southwestern Energy Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Management cautions you that the forward-looking statements contained herein are not guarantees of future performance, and we cannot assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to: closing the GEPH merger; the timing and extent of changes in market conditions and prices for natural gas, oil and natural gas liquids, including regional basis differentials and the impact of reduced demand for our production and products in which our production is a component due to governmental and societal actions taken in response to COVID-19 or other public health crises and any related company or governmental policies and actions to protect the health and safety of individuals or governmental policies or actions to maintain the functioning of national or global economies and markets; our ability to fund our planned capital investments; a change in our credit rating, an increase in interest rates and any adverse impacts from the discontinuation of the London Interbank Offered Rate; the extent to which lower commodity prices impact our ability to service or refinance our existing debt; the impact of volatility in the financial markets or other global economic factors; difficulties in appropriately allocating capital and resources among our strategic opportunities; the timing and extent of our success in discovering, developing, producing and estimating reserves; our ability to maintain leases that may expire if production is not established or profitably maintained; our ability to transport our production to the most favorable markets or at all; the impact of government regulation, including changes in law, the ability to obtain and maintain permits, any increase in severance or similar taxes, and legislation or regulation relating to hydraulic fracturing, climate and over-the-counter derivatives; the impact of the adverse outcome of any material litigation against us or judicial decisions that affect us or our industry generally; the effects of weather; increased competition; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; credit risk relating to the risk of loss as a result of non-performance by our counterparties; and any other factors listed in the reports we have filed and may file with the Securities and Exchange Commission that are incorporated by reference herein. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

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